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                                                               EXHIBIT 5.1


                                         , 1997

Board of Directors
Sonic Automotive, Inc.
5401 East Independence Boulevard
Charlotte, North Carolina

Dear Sirs:

     We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing, with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (No. 333-33295) on Form S-1 (as amended through the date hereof, the "Registration Statement") and the issuance and sale of the Shares referred to below. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

     The Registration Statement covers the issuance and sale of up to 5,750,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Common Stock"), consisting of 5,000,000 shares to be offered by the Company, and up to 750,000 shares that the several U.S. underwriters and international managers to be party to respective Purchase Agreements referred to below (the "Underwriters") will have an option to purchase from the Company solely to cover over-allotments. The Shares are proposed to be sold pursuant to (i) a U.S. Purchase Agreement among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wheat, First Securities, Inc. and NationsBanc Montgomery Securities, Inc. as representatives of the several U.S. underwriters named therein, a form of which U.S. Purchase Agreement is filed as Exhibit 1.1 to the Registration Statement (the "U.S. Purchase Agreement"), and (ii) an International Purchase Agreement among the Company and Merrill Lynch International, Wheat, First Securities, Inc. and NationsBanc Montgomery Securities, Inc. as representatives of the several international managers named therein, a form of which International Purchase Agreement is filed as Exhibit 1.2 to the Registration Statement (the "International Purchase Agreement", and collectively with the U.S. Purchase Agreement, the "Purchase Agreements").

     In our representation of the Company, we have examined the Registration Statement, the U.S. Purchase Agreement, the International Purchase Agreement, the Company's Amended and

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Restated Certificate of Incorporation and Bylaws, as amended to date, all actions of the Company's Board of Directors recorded in the Company's minute book, the form of certificate evidencing the Shares and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

     Based upon the foregoing, we are of the following opinion:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The completion, execution, attestation, issuance and delivery against payment by the Company of the Shares pursuant to the terms of each of the Purchase Agreements have been duly authorized by all necessary corporate action on behalf of the Company.

     3. When (a) each of the Purchase Agreements in definitive form shall have been duly completed by including therein the purchase price of the Shares and related terms, (b) each of the Purchase Agreements as so completed shall have been duly executed and delivered by or on behalf of the Underwriters and by or on behalf of the Company, and (c) the Shares shall have been duly completed, executed, attested, issued, delivered and paid for in accordance with the terms of each of the Purchase Agreements, then the Shares will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the Act.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                    Very truly yours,


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